 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 20, 2007
(Date of earliest event reported)

Tripos, Inc.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-23666	43-1454986

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1699 South Hanley Rd. St. Louis, MO	63144	(314) 647-1099

(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 20, 2007, Tripos, Inc. (the "Company") consummated the sale of substantially all of the assets of the Company's Discovery Informatics business to Tripos (Cayman) LP, a Cayman Islands limited partnership (the "Purchaser"), pursuant to an Asset Purchase Agreement dated November 19, 2006.  The Purchaser is controlled by Vector Capital, LLP, a San Francisco-based private equity boutique.  The cash consideration received by the Company at closing for the purchase of the Discovery Informatics business was $26,175,028 in immediately available funds, comprising $25,600,000 of base consideration and an additional $575,028 as a result of a positive purchase price adjustment based on the working capital of the business on the date of closing and determined after negotiations with Vector Capital concerning certain items disputed by Vector.  The parties have resolved any further disputes and have agreed that the final purchase price will not be subject to any post-closing adjustment process.

In connection with the closing of the asset sale on March 20, 2007, the Company repaid the outstanding balances and certain fees under and terminated the Amended and Restated Loan Agreement, dated December 2, 2002, between the Company and LaSalle Bank, N.A.  In addition, the Company repaid the outstanding balance under and terminated its Venture Loan and Security Agreement, dated as of December 21, 2004, with Horizon Technology Funding Company LLC.

The foregoing transaction is part of a process, set forth in the plan of dissolution adopted by the Company's board of directors and recently approved by a vote of the Company's shareholders, that is intended to result in the winding up of Tripos and the distribution of the sale proceeds, after the disposition of the Company's Discovery Research business and satisfaction of all debts and other liabilities and corporate obligations, to shareholders.  Pursuant to the Asset Purchase Agreement, the Company has agreed not to make any distributions to its common shareholders for six months following the closing of the asset sale.  The board of directors is currently assessing the anticipated amount of such distribution, and will seek to provide further guidance to the shareholders as the process, including the anticipated sale of the Company's Discovery Research business, develops.  Efforts to sell the Discovery Research business are continuing, although no assurance can be given that a transaction for this division can be completed on satisfactory terms.

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the consummation of the transactions contemplated by the Asset Purchase Agreement, on March 20, 2007 the Company, Tripos, L.P. and Tripos (DE), Inc. (together, the "Buyers") entered into a Transition Services Agreement.  Each of the Buyers is controlled by the Purchaser.  Pursuant to the Transition Services Agreement, the Buyers have agreed to render certain administrative services to the Company for the operation of its Discovery Research business, and the Company shall render certain administrative services to the Buyers for the operation of the purchased Discover Informatics business.  The agreement will terminate with respect to each service 180 days after March 20, 2007 (unless earlier terminated by the recipient of such service).  The parties have each agreed to keep confidential all information obtained in the performance of services under the agreement, and to return to the other party all information, documents and data files related to such party's business upon the termination of the service to which such information relates.

In connection with the consummation of the transactions contemplated by the Asset Purchase Agreement, on March 20, 2007 the Company and Tripos (DE), Inc. entered into an Office Lease for a portion of the office building located at 1699-1701 South Hanley Road, Brentwood, Missouri, totaling 28,667 square feet.  The lease shall terminate on the first anniversary of its commencement unless sooner terminated by either party upon 90 days written notice.  The annual rent under the Office Lease is $645,007.50, payable in equal monthly installments of $53,750.62.  The Company may sell, transfer or otherwise assign its ownership of the building, provided that the new owner assumes the Company's obligations under the Office Lease.

The above descriptions of the Transition Services Agreement and the Office Lease do not purport to be complete statements of the parties' rights and obligations thereunder and the transactions contemplated thereby.  The Transition Services Agreement and the Office Lease are included as Exhibits 10.1 and 10.2 to this Report, respectively, and each of the foregoing descriptions are qualified in its entirety by reference to the respective exhibit.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the consummation of the transactions contemplated by the Asset Purchase Agreement, on March 20, 2007 the Company paid $8,537,037.49 to LaSalle Bank, N.A. and terminated the Amended and Restated Loan Agreement, dated December 2, 2002, between the Company and LaSalle Bank.  The payment to LaSalle included repayment of the aggregate principal balance and accrued interest, fees and expenses under the mortgage related to the Company's corporate headquarter building, and the revolving credit facility.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As a result of the consummation of the transactions contemplated by the Asset Purchase Agreement, on March 20, 2007 the Company became obligated to redeem the outstanding shares of its Series C convertible preferred stock for a redemption price of approximately $5,500,000 plus accrued dividends.  The Company will pay these amounts in accordance with the plan of dissolution adopted by the Company's board of directors and subsequently approved by vote of the Company's shareholders, prior to the payment or provision of payment on the common stock.

Item 5.02. Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the sale of the Company's Discovery Informatics business to Vector, John D. Yingling, the Company's Chief Financial Officer and Assistant Corporate Secretary, Richard D. Cramer III, Senior Vice President, Science and Chief Scientific Officer, and Dieter Schmidt-Base, Senior Vice President, Worldwide Sales, each resigned from their respective positions with the Company to accept positions with affiliates of Vector.  In addition, the Company terminated the employment of B. James Rubin, Senior Vice President, Bryan S. Koontz, Senior Vice President, Discovery Informatics, and Mary P. Woodward, Senior Vice President, Strategic Development.  All of the foregoing resignations and terminations are effective March 20, 2007.

Item 8.01. Other Events

On March 15, 2007 a special meeting of shareholders was held to vote on the proposals described in the Company's proxy statement dated February 14, 2007.  The results of the vote are provided below:

Proposal 1. To approve the asset sale transaction as contemplated by the asset purchase agreement, dated as of November 19, 2006, between Tripos (Cayman) LP, a Cayman Islands limited partnership ("Vector") and a subsidiary of Vector Capital Corporation and Tripos, Inc., a Utah corporation, pursuant to which Tripos will sell all of the assets related to its Discovery Informatics business (the "DI business") to Vector and Vector will assume certain liabilities related to the DI business.

For*	Against*	Abstain*
6,877,738	1,670,297	43,406

Proposal 2. To authorize John P. McAlister and John D. Yingling to vote to adjourn the special meeting, in their sole discretion, for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the asset sale transaction contemplated in Proposal 1.

For*	Against*	Abstain*
8,003,230	544,805	43,406

Proposal 3. Conditioned upon the approval of the asset sale transaction contemplated in Proposal 1, a proposal to approve and adopt a plan of dissolution and the transactions contemplated thereby pursuant to which Tripos will satisfy all of its debts and other corporate obligations, its remaining cash, if any, will be distributed to shareholders and Tripos will be dissolved and liquidated.

For*	Against*	Abstain*
6,915,089	1,669,793	6,559

Proposal 4. Conditioned upon the approval of the asset sale contemplated in Proposal 1, to authorize John P. McAlister and John D. Yingling to vote to adjourn the special meeting, in their sole discretion, for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve and adopt the plan of dissolution and liquidation of Tripos contemplated by Proposal 3.

For*	Against*	Abstain*
8,039,090	548,174	4,177

* Voting power of Preferred Stock and Common Stock, voting together as a Single Voting Group

Each of the proposals were approved by the required voting power.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements concerning, among other things, Tripos' future prospects, including: (1) Tripos' ability to sell its Discovery Research business and certain other assets; (2) Tripos' ability to satisfy its creditors out of the proceeds of the sales of its assets and other available resources; (3) Tripos' ability to offset corporate tax liabilities on the sale of assets through the utilization of net operating loss carryforwards; and (4) Tripos' ability to distribute any remaining cash to its stockholders.  These statements are based upon numerous assumptions that Tripos cannot control and involve risks and uncertainties that could cause actual results to differ.  These statements should be understood in light of the risk factors set forth in the company's filings with the SEC, including, without limitations, those factors set forth in the company's Form 10-K for the fiscal year ended December 31, 2005, and from time to time in the company's periodic filings with the SEC.  Except as otherwise required under federal securities laws and the rules and regulations of the SEC, Tripos does not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1         Transition Services Agreement, dated as of March 20, 2007, by and among Tripos, Inc., Tripos, L.P. and Tripos (DE), Inc.

10.2         Office Lease, dated as of March 20, 2007, by and among Tripos Realty, LLC and Tripos (DE), Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPOS, INC.

By: /s/ John P. McAlister

John P. McAlister

President and

Chief Executive Officer

Date: March 22, 2007

Exhibit 10.1

TRANSITION SERVICES AGREEMENT

                This TRANSITION SERVICES AGREEMENT ("Agreement") is entered into as of this ___ day of __________, 2007 by and among Tripos, Inc., a Utah corporation ("Seller"), Tripos, L.P., a Delaware limited partnership and Tripos (DE), Inc., a Delaware Corporation (Tripos, L.P. and Tripos (DE), Inc. together, the "Buyer").  The Seller and the Buyer are sometimes referred to individually as a "Party" and collectively as the "Parties."

R E C I T A L S:

A.            Pursuant to that certain Asset Purchase Agreement of even date herewith between Seller and Buyer (the "Purchase Agreement"), Seller is selling to Buyer and Buyer is purchasing from Seller certain assets described therein (the "Purchased Assets") related to a business which develops, sells and distributes discovery informatics software to the pharmaceutical industry (the "Business").

                B.            Seller and Buyer recognize that it is advisable for Seller and its Affiliates to provide certain administrative and other services, which were previously provided to the Business, to Buyer and its Affiliates for a transition period following the closing of the transactions contemplated by the Purchase Agreement for the consideration and pursuant to the other terms and conditions set forth herein; and

C.            Seller and Buyer further recognize that it is advisable for Buyer and its Affiliates to provide certain administrative and other services, which were previously used to operate the business of Seller and its Affiliates, to Seller and its Affiliates for a transition period following the closing of the transactions contemplated by the Purchase Agreement for the consideration and pursuant to the other terms and conditions set forth herein.

                NOW, THEREFORE, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS

                Unless otherwise defined herein, for the purposes of this Agreement, capitalized terms shall have the meaning ascribed to them in the Purchase Agreement.  "Service" or "Services" shall mean those services described on Schedule A hereto, including any amendment(s) or exhibit(s) thereto, and any other services as agreed between the Parties as set forth below.

ARTICLE 2

SERVICES

                2.1           Statement of Purpose.  It is the intention of the Parties in entering into the Purchase Agreement and this Agreement to ensure a smooth transition from Seller to Buyer in the ownership and operation of the Business with the least disruption to the Business and to the remaining operations of Seller.  The Parties will cooperate with each other in this regard and, where possible and mutually desirable to do so, terminate the provision of Services hereunder at the earliest practicable date.

                2.2           Provision of Services.  Subject to and upon the terms and conditions set forth in this Agreement, beginning on the Closing Date, the Parties shall provide each other with the Services (each a "Scheduled Service" and collectively the "Scheduled Services") listed and described on Schedule A, for 180 days from and including the Closing Date (unless earlier terminated by the Parties pursuant hereto).  Schedule A shall also set forth the Parties' good faith estimate, if feasible, of the number of exempt and non-exempt man hours required to provide in full the benefits contemplated by each Scheduled Service. From time to time after the date hereof, the Parties may identify and mutually agree upon additional services to be provided to Recipient in accordance with the terms of this Agreement (each an "Additional Service" and collectively the "Additional Services") or changes to the terms of the existing Scheduled Services.  At such times, the Parties shall execute an amendment to Schedule A, in accordance with Section 7.9, listing and describing such Additional Service or such change to an existing Scheduled Service, as the case may be.  Any Additional Service reflected in such amendment to Schedule A shall be deemed a "Scheduled Service" as if set forth on Schedule A as of the date hereof.  In every case, all of the Services shall be provided in accordance with the terms, limitations and conditions set forth herein and on Schedule A (including any amendment to Schedule A, in the case of Additional Services).  The provider(s) of any Service is hereinafter referred to as the "Provider" and the receiver(s) of any Service is hereinafter referred to as the "Recipient."  The Parties recognize that certain Services performed by a Party in a given instance may actually be performed by Affiliates of such Person and accordingly, for purposes of this Agreement, references to a Party or to a Provider shall include its respective Affiliates.  All of the Services to be provided under this Agreement, including the Scheduled Services to be provided pursuant to Schedule A hereto, shall be provided free of charge.

2.3           Quality Level; Independent Contractor Status.  The Provider shall perform the Services exercising the same degree of care as it exercises in performing the same or similar services for its own account, with priority equal to that provided to its own business operations.  Nothing in this Agreement shall require the Provider to favor the business of the Recipient over its own business operations.  The Provider shall act under this Agreement solely as an independent contractor and not as an agent of the Recipient.  The Recipient agrees to use commercially reasonable efforts to transition use of the Services as soon as practically possible after the Closing Date.  The Recipient shall have no obligation to utilize any or all of the Services provided by the Provider in accordance with this Agreement; provided, however, that, in the event the Recipient elects not to use a particular Service, it shall promptly notify the Provider and the Provider shall have no further obligations hereunder with respect to such Service.

2.4           Use of Provider's Employees.  To the extent that the Provider uses its own employees in connection with the provision of any Services hereunder, the Provider may, in its discretion, replace, add, reduce or otherwise change the number and identity of the employees providing such Services at any time.  However, with respect to those employees identified in Schedule A hereto, a Provider may not replace, add, reduce or otherwise change the identity of the employee providing the Scheduled Services without the prior consent of the Recipient.  In the event that any third party agreement to which the Provider is a party is in conflict with the terms of this Agreement, the Provider shall promptly notify the Recipient of the nature and extent of such conflict.  Unless the Recipient thereafter agrees to indemnify the Provider for any breach or default under the third party agreement attributable to the provision of Services by the Provider under this Agreement, the Provider shall have no obligation to continue to provide such Services under this Agreement.

                2.5           Disclaimer of Warranty.  EXCEPT AS OTHERWISE PROVIDED HEREIN, THE SERVICES AND GOODS PROVIDED HEREUNDER ARE PROVIDED AS IS, WHERE IS, AND WITHOUT WARRANTY OF ANY KIND, INCLUDING WARRANTY OF MERCHANTIBILITY AND FITNESS FOR ANY PARTICULAR PURPOSE.

                2.6           Good Faith Cooperation.  The Parties shall use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of the Services.  Such cooperation shall include reasonable exchanging of information and providing necessary access to people, equipment and systems, and providing all consents, licenses, sublicenses or approvals necessary to permit each party to perform its obligations hereunder.  The Parties shall also cooperate in making information available as needed in the event of a tax audit, whether in the United States or any other country.  The obligation pursuant to this paragraph to cooperate in making information available as needed in the event of a tax audit shall survive the expiration of this Agreement.

                2.7           Consents.  Without limiting the foregoing, to the extent that any consents, licenses, sublicenses or approvals are necessary to permit a Provider to perform its obligations hereunder (each a "TSA Consent"), the Provider shall use its commercially reasonable efforts, and the Recipient shall cooperate with the Provider, to obtain each and every such TSA Consent after the Closing, and shall, for so long as the applicable Service continues to be provided, use their commercially reasonable efforts to provide the recipients the benefits of the Services.  Each Party shall bear its own expenses incurred in connection with obtaining such TSA Consents.

                2.8           Alternatives.  If a Provider reasonably believes it is unable to provide a Service because of a failure to obtain a necessary TSA Consent, the Parties shall cooperate to determine the best alternative approach.  Until such alternative approach is found or the problem otherwise resolved to the satisfaction of the Parties, the Provider shall use reasonable efforts to continue to provide such Service.  To the extent an agreed upon alternative approach requires payment above and beyond that which is the Provider's charge for the Service in question, the Parties shall share equally in making any such incremental payment unless they otherwise agree in writing.

ARTICLE 3

TERM

                3.1           General.  Unless otherwise agreed in writing by the Parties, the term of each Scheduled Service shall end at close of business on the 180th day after the Closing Date.  Notwithstanding the foregoing, the Recipient may cancel any Scheduled Service upon 3 business days' prior written notice, subject to the requirement that the Recipient pay to the Provider the actual out-of-pocket costs associated with such cancellation.

                3.2           Actions on Termination.  Upon the termination of a Scheduled Service or Scheduled Services with respect to which the Provider holds books, records, files or any other documents owned by the Recipient, the Provider will return all of such books, records, files and any other documents to the Recipient as soon as reasonably practicable.  The Recipient shall bear the Provider's reasonable costs and expenses associated with the return of such documents.  In addition, upon the termination of any of the Scheduled Services which involved the compilation of data on the Provider's computer systems, the Provider shall, as soon as reasonably practicable, deliver to the Recipient on magnetic media in readable format mutually acceptable to the Parties, which format shall be capable of being read by a computer mutually acceptable to the Parties, all data files maintained by the Provider to the extent that they contain information related to the Business, together with printed file descriptions sufficient to identify such data files and their contents and structure.  The Parties shall use their good faith efforts at the termination of this Agreement or cancellation of any specific Scheduled Service, to ensure that all copies of user identifications and passwords that provide any Party with access to another Party's premises or equipment are canceled or destroyed.

                3.3           Termination.          No Provider shall be required to make any Scheduled Services available under this Agreement after the 180th day after the Closing Date.  This Agreement may be terminated, in whole or in part, at any time (i) by mutual consent of the Parties or (ii) on or after the 181th day after Closing, by any Party upon written notice to the other Party.

ARTICLE 4

FORCE MAJEURE/MAINTENANCE

                4.1           Force Majeure.  The Provider shall not be liable for any interruption of Service, delay or failure to perform under this Agreement when such interruption, delay or failure results from causes beyond its reasonable control (provided that the Provider has used its commercially reasonable efforts to avoid such interruption, delay or failure) or from any act or failure to act of the Recipient, or as the result of strikes, lock-outs or other labor difficulties; acts of any government, riot, insurrection or other hostilities; embargo, fuel or energy shortage, fire, flood, acts of God, wrecks or transportation delays; or inability to obtain necessary labor, materials or utilities.  In such event, the Provider's obligations hereunder shall be postponed for such time as its performance is suspended or delayed on account thereof.  The Provider will promptly notify the Recipient, either orally or in writing, upon learning of the occurrence or pendency of such event of force majeure.  The Provider shall have the right to establish priorities, in its sole reasonable discretion, as between the Provider and the Recipient, as to the provision of the Services in the event of a force majeure.

                4.2           Maintenance of Facilities.  The Provider shall have the right to shut down temporarily the operation of any facilities providing any Service whenever in its judgment such action is necessary for purposes of maintenance or installation of upgrades or new or additional services, facilities or software.  The Provider shall give the Recipient as much advance notice of any such shut-down as is reasonably practicable.  Where feasible, this notice shall be given in writing.  Where written notice is not feasible, oral notice shall be given and promptly confirmed in writing.  In the event such shut-down is non-scheduled because it relates to an emergency, the Recipient shall be notified that a shut-down has occurred or will occur as soon as reasonable practicable.  The Provider shall be relieved of its obligations to provide Services during the period that their facilities are so shut down but shall use reasonable efforts to minimize each period of shut-down for such purpose.

                4.3           Resumption of Services.  If the Provider is prevented from fulfilling any obligation hereunder due to an event described in Section 4.1 or 4.2, the Provider shall resume performance under this Agreement immediately after the delaying cause ceases.

ARTICLE 5

LIABILITIES

                5.1           Limitation of Liability.  The Recipient agrees that neither the Provider nor its officers, directors, stockholders, partners, members, managers, employees, Affiliates, agents or representatives (collectively, the "Provider Parties") shall have any liability to the Recipient or its officers, directors, stockholders, partners, members, managers, employees, Affiliates, agents or representatives (collectively, the "Recipient Parties") with respect to this Agreement or anything done in connection herewith, including but not limited to the performance or breach hereof, or from the sale, delivery, provision or use of any Service or documentation or data provided under or covered by this Agreement, whether in contract, tort (including negligence or strict liability) or otherwise, except for any liability for losses, claims, damages, or expenses incurred by the Recipient Parties as a result of the willful misconduct or gross negligence of the Provider. Notwithstanding the foregoing, the PROVIDER Parties shall not be liable under any circumstances for any special, indirect, incidental or consequential damages whatsoever OR ANY LOST PROFITS, which in any way MAY arise out of or relate to this Agreement or the provision of or failure to provide any Service hereunder by THE PROVIDER.

ARTICLE 6

CONFIDENTIALITY

6.1           Obligation.            Each of Seller and Buyer shall, and shall cause their respective Affiliates to, consistent with their respective policies with respect to the preservation and disclosure of confidential information concerning itself and its Affiliates, keep confidential and, without the prior written consent of the Party to whom the information relates, not to disclose to any Person any information obtained relating to the subject matter or performance of this Agreement; provided that Seller, Buyer and their respective Affiliates may each disclose such information (i) to their Affiliates, attorneys, accountants and financial advisors for any purpose reasonably related to the purposes of this Agreement, (ii) to any third party in connection with a legitimate business purpose (including, but not limited to, sources of finance) as is reasonably determined by the disclosing party to be necessary, so long as such Persons are informed by the disclosing party of the confidential nature of such information and are directed by such party to treat such information confidentially and (iii) as is required to be disclosed by law or legal process.  Such confidentiality obligations shall not apply to information (x) acquired from a third party who is not bound by an obligation of confidentiality with the Party to whom the information relates or (y) which is or becomes within the public domain (otherwise than through the fault of the recipient party).

6.2           Effectiveness.  The foregoing obligation of confidentiality shall be in effect during the term of this Agreement and any extensions thereof and for a period of 5 years after the termination or expiration of this Agreement.

ARTICLE 7

MISCELLANEOUS

                7.1           Notices.  Any notice, request, instruction, consent or other document to be given hereunder by any Party hereto to another Party shall be given in the same manner and to the same Persons provided in Section 13.01 of the Purchase Agreement.

7.2           Waiver.  Any of the terms or conditions of this Agreement may be waived in writing at any time by the Party which is entitled to the benefits thereof.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of such provision at any time in the future or a waiver of any other provision hereof.

7.3           Successors and Assignment.  This Agreement shall be binding and shall inure to the benefit of the Parties hereto and their respective successors and assigns.  No Party may assign any of its rights or duties pursuant to this Agreement (whether by operation of law or otherwise) without the prior written consent of the other Party hereto, which consent shall not be unreasonably withheld.  Notwithstanding the foregoing, (i) Buyer may assign (whether by operation of law or otherwise) its rights and obligations under this Agreement to any Affiliate of such Party and (ii) either Party may assign (whether by operation of law or otherwise) its obligations under this Agreement to any Person acquiring substantially all of the assets of the business unit or division to which any of the Services relate; provided that if such assignment is to a competitor of the other Party hereto, then such assignment shall require the prior written consent of the such Party, which consent shall not be unreasonably withheld.

7.4           Enforceability.  If any provision of this Agreement as applied to any Party or to any circumstance shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances, or the validity or enforceability of this Agreement.  The Parties intend this Agreement to be enforced as written.  If any such provision, or part thereof, however, is held to be unenforceable because of the duration thereof or the area covered thereby, the Parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete the specific words or phrases, and in its amended form such provision shall then be enforceable and shall be enforced.  If any provision of this Agreement shall otherwise finally be determined to be unlawful, then such provision shall be deemed to be severed from this Agreement and every other provision of this Agreement shall remain in full force and effect.

7.5           No Third-Party Beneficiaries or Right to Rely.  Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended to or shall create for or grant to any third party any rights.

7.6           Counterparts.  This Agreement may be executed in more than one counterpart, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same agreement.  A signature to this Agreement delivered by telecopy or other commercially reasonable electronic means shall be deemed valid.

7.7           Governing Law.  This Agreement shall be governed by and in construed in accordance with the law of the State of New York.

7.8           Dispute Resolution.  The Parties agree that any disagreement, dispute, controversy claim, including legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, shall be subject exclusively to the procedures set forth in Section 13.07 of the Purchase Agreement.

7.9           Entire Agreement; Amendment.  This Agreement, the other Transaction Agreements (as defined in the Purchase Agreement), and all schedules and exhibits hereto and thereto constitute the sole understanding of the Parties with respect to the matters contemplated hereby and thereby and supersede and render null and void all other prior agreements and understandings between the Parties with respect to such matters.  In the event of a conflict between the terms and conditions set forth in this Agreement and the terms and conditions of the Purchase Agreement, or the interpretation and application thereof, the terms and conditions set forth in the Purchase Agreement shall prevail, govern and control in all aspects. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the Party against whom such would apply.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each Party by its duly authorized officer has caused this Transition Services Agreement to be executed as of the date first written above.

THE SELLER: TRIPOS, INC., a Utah corporation

Name:
Title:
THE BUYER TRIPOS, L.P., a Delaware limited partnership By: Tripos Investments, L.L.C., its General Partner
By:
Name:
Title:
TRIPOS (DE), Inc., a Delaware corporation
By:
Name:
Title:

[SIGNATURE PAGE TO THE TRANSITION SERVICES AGREEMENT]

Exhibit 10.2

OFFICE LEASE

This Office Lease ("Lease") is made and entered into effective as of the ____ day of March, 2007 by and between Tripos Realty LLC, a Missouri limited liability company ("Landlord"), and Tripos (DE), Inc., a Delaware corporation ("Tenant").

Recitals:

A.            Landlord is the owner of an office building generally located at 1699 - 1701 South Hanley Road (the "Building") in the City of Brentwood, Missouri (the "City").

B.            Subject to the terms and conditions of this Lease, Landlord and Tenant have agreed that Tenant will lease a portion of the Building totaling 28,667 square feet comprising the entire first and second floors of the Building shown on the Site Plan attached as Exhibit A (the "Premises").

NOW, THEREFORE, in consideration of the agreements contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, the Premises, and Landlord grants to Tenant other rights as provided herein, upon and subject to the provisions of this Lease.

SECTION 1.  DESCRIPTION OF THE PREMISES, RIGHTS AND EASEMENTS.

1.1           Premises:  Landlord hereby leases to Tenant the Premises.  Tenant hereby acknowledges that Landlord may elect to lease a portion of the Building other than the Premises (the "Adjacent Premises") to one or more additional tenants (each an "Adjacent Tenant") for office use.  Any such Adjacent Tenant and Tenant shall each have the non-exclusive right to use and access a portion of the Premises identified on Exhibit A as the "Shared Space" as a common entry and reception area to the remainder of the Building.  Neither Tenant nor any Adjacent Tenant shall have the right to use the Shared Space to the exclusion of the other party.  Tenant hereby acknowledges and agrees that Tenant shall pay Annual Rent with respect to the Premises in accordance with the terms and conditions of this Lease, excluding the Shared Space.  Further, in the event the lease for the Adjacent Premises expires or terminates for any reason whatsoever, Landlord shall be entitled to market the Adjacent Premises, including the non-exclusive use of the Shared Space, to another tenant.  Prior to leasing any portion of the Adjacent Premises to an Adjacent Tenant, Landlord shall, at it sole cost and expense, take all reasonable measures, such as the installation of separate key-card systems and dividing walls which may be necessary or advisable to ensure that the Premises are properly segregated and secured from the Adjacent Premises.

Landlord acknowledges and agrees that Tenant shall have until the forty-fifth (45th) day after the Commencement Date, at no additional rent, to remove Tenant's personal property and equipment from those areas of the third floor of the Building which are not included in the Premises.

Landlord hereby reserves and excepts from the Premises the roof and exterior walls of the building or buildings, of which the Premises are a part, and further reserves the right to construct additional floors on the Building and has the right in, over and upon the Premises as may be reasonably necessary or advisable for the servicing of the Premises or other portions of the Building.  Landlord reserves the right to add or delete structures, common areas, parking fields and other elements of the Building, except as expressly limited herein.

1.2           Rights and Easements:  Landlord hereby grants to Tenant for its benefit and the benefit of its employees, officers, agents and invitees, a non-exclusive easement for ingress and egress to and from the Premises and any public rights-of-way adjoining the Building over roadways, entrances and walkways located and constructed on the Building from time to time.  All Parking Areas, driveways, entrances and exits thereto, sidewalks, ramps, landscaped areas, exterior stairways, and all other common areas and facilities provided by Landlord for the common use of tenants of the Building and their employees and invitees, shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to the use of all such common areas and facilities.  Landlord shall have the exclusive right at any and all times to close any portion of the Building for the purpose of making repairs, changes or additions thereto, provided that such closure does not unreasonably interfere with Tenant's ability to access and use the Premises.  Tenant shall have the right to use up to 140 parking spaces in the Parking Areas on an unreserved basis.

SECTION 2.  TERM OF LEASE.

2.1           Term:  The "Term" of this Lease shall commence on the date hereof (the "Commencement Date") and shall expire at 11:59 on the date which is the first (1st) anniversary of the Commencement Date, unless sooner terminated as provided herein.  Landlord or Tenant may terminate the Term of this Lease provided that the terminating party has provided the other party with written notice at least ninety (90) days in advance of such termination.

2.2           Holdover:  Should Tenant holdover in occupancy of the Building after the Term of this Lease shall have ended, Tenant shall be liable to Landlord for holdover rent (in addition to the Annual Rent specified in Section 3 hereof) in the amount of One Thousand and 00/100 Dollars ($1,000.00) per day, as liquidated damages and not as a penalty, as the parties acknowledge and agree that actual damages would be difficult to ascertain.  The provisions of this Section shall not operate as a waiver of any right of re-entry provided in this Lease.

SECTION 3.  ANNUAL RENT.  Tenant shall pay Landlord, at Landlord's address for notices, as set forth herein, or to such other person or such other addresses as directed from time to time by notice to Tenant from Landlord, throughout the Term, "Annual Rent" in an amount equal to Twenty-Three and 00/100 Dollars ($22.50) per rentable square foot constituting the Premises (which excludes in all cases the Shared Space), which amount is $645,007.50.  Annual Rent shall be payable in equal monthly installments of $53,750.62 in advance on the first day of each month during the Term without notice from Landlord requiring payment.  Rent for any partial month shall be prorated.  In the event Tenant shall fail to pay any installment of rent on the first day of any month and such failure shall continue past the fifth (5th) day of such month, Landlord shall, in the first instance, notify Tenant in writing of such late payment and, if Tenant shall fail to make such payment within five (5) days of Landlord's notice, Tenant shall pay, as additional rent, a late fee in the amount of One Hundred Dollars ($100.00) per day for each day past the original due date that Annual Rent remains unpaid until and including the date the Annual Rent and late fee are paid in full.  After the first late payment by Tenant, Landlord shall not be obligated to notify Tenant of any subsequent late payments, and Tenant shall automatically be subject to the late fee of One Hundred Dollars ($100.00) per day past the original due date if Tenant fails to pay any installment of rent by the fifth (5th) day of any month.  Tenant shall at no time have the right to deduct and/or offset amounts claimed against Landlord from Tenant's Annual Rent payments.

SECTION 4. TENANT IMPROVEMENTS.  Tenant, at its expense, shall construct such improvements to the Premises as necessary to conduct its desired activities therein and shall be responsible for obtaining all necessary permits and approvals in connection therewith.

SECTION 5.  REPAIR AND MAINTENANCE OF BUILDING AND PREMISES:

5.1           Maintenance by Landlord:  Landlord shall, throughout the Term of this Lease, at its own cost, maintain and repair the Building, including the Shared Space, in first class, good condition and repair.  Landlord shall, throughout the Term of this Lease, at its sole cost, maintain, repair and replace the following components of the Premises, unless such maintenance, repair or replacement is due to the negligence or willful misconduct of Tenant, its employees, contractors, invitees or guests: roof, structure, exterior windows and doors, foundation, all utility conduits, pipes and mains, floors, ceilings, interior walls, mechanical systems, conduits, Parking Areas, entrances, common areas, landscaping, elevators and HVAC systems.  Further, Landlord shall provide janitorial and housekeeping services for the Premises five (5) days a week and substantially in the manner described on Exhibit B.

5.2           Maintenance by Tenant.  Tenant shall generally keep and maintain the Premises, excluding the Shared Space, in a clean, sanitary and safe condition.  Tenant shall also maintain, repair or replace all portions of the Building and the Premises damaged or destroyed as a result of the negligent or willful conduct of Tenant, its employees, contractors, invitees or guests.  Tenant shall comply with all requirements of law, by statute, ordinance or otherwise, affecting the Premises and all appurtenances thereto.

SECTION 6.  ALTERATIONS, MAINTENANCE AND REPAIR BY TENANT.

6.1           Tenant Alterations:  Any and all alterations, additions, improvements or modifications (hereinafter "Alterations") by Tenant shall require Landlord's prior written consent, which shall not be unreasonably withheld, delayed or conditioned.  Tenant shall make any such Alterations to the Premises, at its sole cost and expense.  Further, any such Alterations shall be subject to governmental approval and compliance.

6.2           Ownership of Leasehold Improvements: Except as hereinafter provided, all improvements and alterations, including any addition to the Premises made by or on behalf of Tenant and in existence upon the termination of this Lease shall immediately upon such termination be and become the property of Landlord without payment therefore by Landlord.  Notwithstanding the foregoing, all machinery and equipment, trade fixtures, movable partitions, furniture and furnishings installed on the Premises by Tenant shall remain the property of Tenant with the right of removal, whether or not affixed and/or attached to the Premises, and Tenant shall be entitled to remove the same during the Term, provided that Tenant shall, at Tenant's cost, repair any damage to the Premises caused by the removal of such personal property and trade fixtures.  All such personal property remaining on the Premises after the end of the Term shall be deemed abandoned by the Tenant and Tenant hereby quit claims its interest in and to any such property and trade fixtures remaining on the first day after the expiration or earlier termination of the Term of this Lease.

SECTION 7.  USE.  The Premises shall be used solely for the operation of an office substantially in the manner used by Tenant immediately prior to the Commencement Date and in accordance with all applicable statutes, ordinances, rules, regulations and other laws, including without limitation all environmental laws, rules, regulations, statutes and ordinances.

SECTION 8.  INSURANCE AND INDEMNITY.

8.1           Landlord Insurance Requirements:  Landlord shall procure, maintain and pay for (i) special form property insurance policy covering the Building (at its full replacement cost), but excluding Tenant's personal property, and (ii) commercial general public liability insurance covering Landlord and Tenant for claims arising out of liability for bodily injury, death, personal injury and property damage occurring in and about the Building and otherwise resulting from any acts and operations of Landlord, its agents and employees, and containing a severability of interests clause to cover Landlord's indemnity obligations set forth herein, in limits not less than $1,000,000.00 inclusive per occurrence.  All such policies shall be issued by a financially sound and reputable insurance company licensed to do business in the State of Missouri.  Landlord's commercial general public liability insurance shall provide coverage for the indemnity obligations of Landlord under this Lease.  Landlord shall have the right to include the insurance required by this Section 8.1 under Landlord's policies of "blanket insurance".  If requested by Tenant, Landlord shall furnish Tenant with a certificate of insurance for each required coverage showing that the required insurance is in force.

8.2           Tenant Insurance Requirements:  Tenant shall procure, maintain and pay for (i) special form property insurance insuring Tenant's interest in the Premises and all other property located in the Premises, including furniture, trade fixtures, equipment and other personal property in an amount equal to its full replacement value, and (ii) commercial general public liability insurance covering Tenant and Landlord for claims arising out of liability for bodily injury, death, personal injury and property damage occurring in and about the Premises and resulting from any acts and operations of Tenant, its agents and employees, and containing a severability of interests clause to cover Tenant's indemnity obligations set forth herein, in limits not less than $1,000,000.00 inclusive per occurrence.  All such policies shall be issued by a financially sound and reputable insurance company licensed to do business in the State of Missouri.  Tenant shall have the right to include the insurance required by this Section 8.2 under Tenant's policies of "blanket insurance".  Landlord and Landlord's lender shall be named as additional insureds on Tenant's commercial general liability policy.  Tenant shall furnish to Landlord insurance certificates evidencing the required coverages prior to the Commencement Date.

8.3           Insurance Certificates: Landlord and Tenant each shall provide the other with certificates of insurance obtained in accordance with this Section 8.  Each such policy and certificate shall provide for at least thirty (30) days prior written notice to the other party in the event of cancellation or non‑renewal of such insurance and shall name the other party as an "additional insured."

8.4           Waiver of Subrogation and Indemnification:

(a)            Landlord hereby releases Tenant and Tenant hereby releases Landlord from and against any and all claims, demands, liabilities or obligations whatsoever for damage to the property or loss of rents or profits of either Landlord or Tenant resulting from or in any way connected with any fire or accident or other casualty whether or not such fire, accident or other casualty shall have been caused by the negligence or contributory negligence of any of Landlord or Tenant or by any agent, associate, employee or invitee of any of them, or any other tenant of Landlord to the extent same is covered or is required to be covered by insurance hereunder.  Landlord and Tenant agree to use due diligence to obtain any necessary endorsement on any insurance policies in order to obtain the result desired under this Subsection 8.4, including, without limitation, waiver of subrogation rights.

(b)           Except to the extent that Tenant has released Landlord as provided in Subsection 8.4(a) hereof, Landlord shall indemnify, defend and hold harmless Tenant, its employees and agents from and against all claims, liability, loss, expense, damage or injury (including Tenant's reasonable attorney's fees and other litigation expenses) of any nature arising out of or in connection with occurrences at the Building caused by the (i) gross negligence or willful misconduct of Landlord, or (ii) the failure of Landlord to comply during the Term with all laws, rules, regulations, statutes and ordinances.

(c)           Except to the extent that Landlord has released Tenant as provided in Subsection 8.4(a) hereof, Tenant shall indemnify, defend and hold harmless Landlord, its employees and agents from and against all claims, liability, loss, expense, damage or injury (including Landlord's reasonable attorney's fees and other litigation expenses) of any nature arising out of or in connection with occurrences at the Building caused by (i) the gross negligence or willful misconduct of Tenant or (ii) the failure of Tenant to comply during the Term with all laws, rules, regulations, statutes and ordinances.

8.5           No Increase to Risk.  Tenant agrees not to keep upon the Premises any articles or goods, which may be prohibited by the Tenant's or Landlord's respective insurance policies.  It is agreed between the parties that in the event the insurance rates applicable to fire and extended coverage insurance covering the Premises or the Building shall be increased by reason of any use of the Premises made by Tenant, then Tenant shall pay to Landlord such increase in insurance as shall be occasioned by said use.

8.6           Property of Tenant.  Tenant agrees that all property owned by it, in, on, or about the Premises, shall be at the sole risk or hazard of the Tenant.  Landlord shall not be liable or responsible to Tenant, or anyone claiming under or through Tenant, for any loss or damage to such property regardless of cause unless such damage or loss is the result of a negligent or willful act or omission of Landlord.

SECTION 9.  TAXES AND UTILITIES.

9.1           Taxes Excluded:  Nothing contained in this Lease shall require Tenant to pay any real estate, franchise, estate, inheritance, succession, capital levy or transfer tax of Landlord, or any income, excess profits or revenue tax or any other tax, assessment, charge or levy upon the rent payable by Tenant under this Lease.  All of such taxes and assessments, including ad valorem real property taxes, on the Building and Premises, shall be paid by Landlord.

9.2           Utilities for Premises:

(a)           Landlord shall provide and pay all charges at the rate charged by the public utility furnishing same for sewer, water, gas, HVAC and electrical utility service reasonably consumed at the Premises during Business Hours.  Tenant shall be responsible for the payment of all other utility or services costs, including, without limitation, all costs for cable or satellite television, telephone service and internet access.  The term "Business Hours" shall mean twenty-four (24) hours per day, seven (7) days per week during each year of the Term.

(b)           Subject to the following sentences, Landlord shall be responsible for maintaining and repairing damaged or defective fixtures, conduits, plumbing, wiring, outlets and other utility facilities and systems serving the Premises resulting from ordinary wear and tear.  Tenant shall be responsible for the repair and replacement of fixtures, conduits, plumbing, wiring, outlets and other utility facilities serving the Premises (whether exposed or concealed) destroyed or damaged by the negligent or willful actions of Tenant, its employees, contractors, invitees or guests.  Nothing herein shall obligate Landlord to repair or maintain fixtures or equipment owned or installed by Tenant.  If Tenant is obligated to perform a repair or replacement, as set forth in the preceding sentence, and if Tenant refuses or neglects to perform same after reasonable notice (except in the event of an emergency, when no prior notice shall be required), Landlord shall have the right (but not the obligation) to perform such repair, maintenance or replacement, and Tenant shall pay the cost thereof on demand.

SECTION 10.  DAMAGE OR DESTRUCTION.

10.1         Termination for Substantial Damage: In the event twenty-five percent (25%) or more of the rentable square footage of the Premises are damaged or destroyed, except due to the negligence or willful misconduct of Tenant, and Tenant, in Tenant's reasonable discretion, is unable to reasonably operate its business in the Premises for a period of sixty (60) days or more or if any casualty to the Building materially impairs Tenant's ability to efficiently use more than twenty-five percent (25%) of the rentable square footage of the Premises, then Tenant shall have the right to terminate this Lease by giving written notice of such termination to the Landlord no later than thirty (30) days after the occurrence of such damage.  Upon such termination, Tenant's obligations hereunder, including the obligation to pay rent, shall cease and terminate as of the date Tenant ceases to operate its business in the Premises.  In the event Tenant does not elect to cancel the Lease as provided above, the payment of Annual Rent and all other amounts due hereunder shall not abate and Tenant shall continue to be responsible therefor throughout the Term.

10.2         Restoration After Damage:

(a)           In the event of any partial damage or destruction to the Premises, except due to the negligence or willful misconduct of Tenant, and provided the remaining Term of this Lease is greater than six (6) months at the time of such damage or destruction, Landlord, at its sole cost and expense, shall promptly and diligently proceed to repair, restore or reconstruct any damage or destruction to the Premises.  Tenant shall be responsible for, and Tenant shall pay for, the repair and restoration of all damages to the Building and underlying real estate caused by its negligence or willful misconduct as well as all damages to Tenant's leasehold improvements, fixtures or equipment caused by Tenant's negligence or willful misconduct.

(b)           If Landlord has an obligation hereunder to repair, restore or reconstruct the Premises pursuant to Subsection 10.2(a) and has not promptly commenced to repair, restore or reconstruct such damage or destruction within sixty (60) days following such casualty, or after having commenced to repair fails to diligently pursue same, or if thereafter Landlord does not diligently pursue the completion of such repair, restoration or reconstruction, then Tenant may, in either event and in addition to any other remedies available to it hereunder, terminate this Lease.

(c)           The amounts of all insurance proceeds obtained by Landlord or Tenant and payable as a result of any damage or destruction to the Premises or the Building shall be made available for purposes of making repairs, restoration or reconstruction required by this Section 10.

SECTION 11.  CONDEMNATION.

11.1         Condemnation Defined:  Condemnation means a taking under the power of eminent domain, or the voluntary sale by Landlord to any person having the power of eminent domain, provided that the applicable property is then under the threat of condemnation.

11.2         Effect of Condemnation:  This Lease may terminate at the election of either Landlord or Tenant in the event: (a) any portion of the Premises (including the Shared Space) is taken by Condemnation; (b) a portion of the Parking Areas is taken by Condemnation the result of which shall render the Building in violation of the parking requirements imposed by the City of Brentwood's zoning code, or (c) if all access points to the Building shall be terminated.  If notice of termination is provided by either Landlord or Tenant, the termination of this Lease shall be effective as of the date title of the property is vested in the condemning authority or the date of termination of any such access.

11.3         Temporary Condemnation: Notwithstanding anything in this Section 11 to the contrary, if all or any portion of the Premises or the Building is taken by Condemnation for a limited period of time less than sixty (60) days, this Lease shall not terminate and Tenant shall continue to perform its obligations hereunder, including but not limited to the payment of rent, as though such taking had not occurred except to the extent that it may be prevented from so doing pursuant to the terms of the order of the authority which made the Condemnation.

11.4         Effect of Termination for Condemnation:  Upon any termination of this Lease as a result of a Condemnation, all rent and charges of all types shall be adjusted and prorated to the date of such termination, all other rights and obligations of the parties hereunder shall cease to accrue after said date, and Tenant shall have a reasonable period of time, not to exceed forty-five (45) days following such termination to remove its personal property from the Premises.

11.5         Condemnation Awards:  Landlord and Tenant shall be entitled to make separate claims to the condemning authority for damages resulting from such Condemnation, temporary or otherwise, as allowed by law.

SECTION 12.  REMEDIES FOR DEFAULT.

12.1         Tenant's Default:  The occurrence of any one or more of the following events shall be deemed a "Default by Tenant" under this Lease:

(a)           The failure of Tenant to pay any installment of Annual Rent, additional rent or any other monetary payment required to be made by Tenant hereunder within five (5) days of its due date, without obligation for notice thereof from Landlord unless otherwise specifically required herein; or

(b)           The failure of Tenant to observe or perform any other of its obligations under this Lease within thirty (30) days after notice thereof by Landlord, or, if such failure cannot reasonably be cured within thirty (30) days, then the failure of Tenant to promptly commence to perform the same after notice thereof by Landlord and to thereafter diligently pursue the appropriate action to cure.  Notwithstanding the preceding sentence, in the event of an emergency, Tenant's cure period may be shortened to such period of time as is reasonable under the circumstances.

12.2         Landlord's Remedies:  In addition to any other remedies provided to Landlord hereunder, upon the occurrence of any Default by Tenant, Landlord may, at its option:

(a)           Terminate this Lease by written notice to Tenant and recover from Tenant damages incurred by reason of such Default by Tenant, including the reasonable costs of recovering and re-letting the Premises and reasonable attorneys' fees relating thereto, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so Landlord may enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof.

(b)           Without terminating this Lease, enter upon and take possession of the Premises, expel or remove Tenant and any other person who may be occupying the Premises and rent the Premises, as Tenant's agent, at the best price obtainable by reasonable efforts, and in such event Tenant shall be liable to Landlord for any deficiency between (i) the amount of rent due hereunder plus the reasonable costs to Landlord or recovering and re-letting the Premises including reasonable attorneys' fees, and (ii) the rental achieved by Landlord from such re-letting.

(c)           Exercise any other remedies available to Landlord under this Lease, or in law or in equity.

12.3         Surrender of Premises:

(a)           Prior to the expiration or earlier termination of this Lease, Tenant shall remove any and all of Tenant's personal property, including, without limitation, machinery, equipment, trade fixtures, furniture, furnishings, stock and inventory from the Premises and leave the Premises in broom-clean condition.

12.4         Landlord's Default:  The occurrence of any one or more of the following events shall be deemed a "Default by Landlord" under this Lease:

(a)           The failure of Landlord to pay any amounts of money Landlord is required to pay to Tenant hereunder within five (5) days after written notice thereof by Tenant; or

(b)           The failure of Landlord to promptly and fully perform any other of its obligations under this Lease within thirty (30) days after notice thereof by Tenant, or, if such failure cannot reasonably be cured within thirty (30) days, then the failure of Landlord to promptly commence to perform the same after notice thereof by Tenant and to thereafter diligently pursue the appropriate action to cure same.  Notwithstanding the preceding sentence, in the event of an emergency, Landlord's cure period may be shortened to such period of time as is reasonable under the circumstances.

12.5         Tenant's Remedies and Right to Cure:  In the event of a Default by Landlord, Tenant may:

(a)           At its election, cure such failure or breach for and on behalf of the Landlord, and any reasonable amount which Tenant expends and any amounts of damages incurred by Tenant shall be paid by Landlord to Tenant and shall be due upon demand therefore.  Tenant shall have a claim against Landlord for any reasonable amounts so expended and any damages incurred as herein provided.

(b)           In addition to Tenant's right to cure pursuant to Subsection 12.5(a) and such remedies which may be available at law or in equity, and not in limitation thereof, Tenant may elect not to take any action with respect to such default and look to Landlord for the performance of all Landlord's obligations under this Lease.

(c)           Pursue any other right or remedy available at law or in equity.

12.6         Attorney Fees for Default:  If either party should default under the terms of this Lease and such default is not cured in accordance with the terms hereof, the other party shall be entitled to recover from the defaulting party all reasonable costs, charges, expenses and attorneys' fees incurred in connection therewith and in connection with the other party's remedies undertaken on account of such default and any negotiations in regard thereto.

12.7         Excuses for Delay:  Each party shall be excused from performing any obligation under this Lease, and any delay in the performance of any obligation under this Lease shall be excused, if and so long as the performance of the obligation is prevented, delayed or otherwise hindered by acts of God, fire, earth, floods, explosion, acts of the elements (excluding ordinary bad weather), war, riots, violence, inability to procure or a general shortage of labor, equipment, facilities, materials or supplies in the open market, failure of transportation, strikes, lockouts, actions of labor unions, condemnation, court orders, laws or orders of governmental or military authorities or any other cause, whether similar or dissimilar to the foregoing, not within the control of Landlord or Tenant.  Nothing contained herein shall excuse a party from payment of any monies due hereunder including rent, nor shall the inability to procure money be deemed to excuse or delay performance.

12.8         Remedies Cumulative/No Waiver: All remedies available to either party are declared to be cumulative and concurrent.  No termination of this Lease nor any taking or recovering of possession of the Premises shall deprive either party of any of its remedies or actions against the other.  No waiver of any default by either party shall be implied from any omission by the other party to take any action on account of said default if such default persists or shall be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated.  No failure of either party to exercise any power given the other hereunder or to insist upon strict compliance with any obligations hereunder and no custom or practice of the parties at variance within the terms hereof shall constitute a waiver of a party's right to demand exact compliance with the terms hereof.  The provisions of this paragraph shall survive any termination of this Lease.

SECTION 13.  QUIET ENJOYMENT AND NON‑DISTURBANCE.

13.1         Quiet Enjoyment:  So long as Tenant pays the rent reserved under this Lease and fulfills the obligations on its part to be performed hereunder, Tenant shall peaceably hold and quietly enjoy the Premises and appurtenances without interruption by the Landlord, or any mortgagee, holder of any deed of trust, or any other Person.

13.2         Subordination and Non‑Disturbance of Future Mortgagees:  Tenant shall deliver to Landlord prior to the Commencement Date an agreement in form and substance reasonably requested by Landlord, subordinating this Lease to the lien of any Mortgages now or hereafter in force against the Building, and to all advances made or hereafter to be made upon the security thereof, provided that Tenant's obligations under this Lease shall not be increased in any material way and Tenant shall not be deprived of its rights under this Lease.  In particular, Tenant's right to the possession of and quiet enjoyment of the Premises during the Term shall not be disturbed if Tenant pays rent and performs all of Tenant's obligations under this Lease and is not otherwise in default.

SECTION 14.  ASSIGNMENT AND SUBLETTING.

14.1              Assignment and Subletting:  Tenant may not assign this Lease or sublet or grant concessions or licenses to all or any part of the Premises without the advance written consent of Landlord, which may be withheld in its sole discretion.  In the event that Tenant assigns this Lease or sublets the Premises, such assignment or subletting shall not release Tenant from any liability under this Lease and Tenant shall guarantee the prompt payment of all Annual Rent, additional rent and all other amounts due hereunder throughout the Term.

14.2              Landlord may sell, transfer or otherwise assign the Building and underlying real estate and/or sell, transfer or assign this Lease in its sole discretion.  Upon such sale, transfer or assignment, Landlord shall be relieved from all obligations and liabilities under this Lease, provided that such obligations and liabilities are expressly assumed in writing by the relevant buyer, transferee or assignee and a copy of such assignment instrument is delivered to Tenant.  Landlord shall provide no less than fifteen (15) days prior written notice to Tenant of any sale, transfer or assignment of the Building and underlying real estate or sale, transfer or assignment of the Lease.  Included in the notice shall be the name and address of the purchaser, transferee or assignee.  No consent or notice shall be required for a change in ownership or control of Landlord.  Tenant shall deliver an estoppel (meeting the requirements of Subsection 15.3 below) and attornment agreement to any new owner of the building and underlying real estate or Lease within fifteen (15) days following the request of the Landlord.

SECTION 15.  MISCELLANEOUS.

15.1         Exhibits:  Each reference herein to an exhibit or attachment refers to the applicable exhibit or attachment that is attached to this Lease, which exhibit or attachment may be amended by the parties in writing from time to time in accordance with the provisions of this Lease.  All such exhibits or attachments constitute a part of this Lease and by this Subsection 15.1 are expressly made a part hereof.

15.2         Waivers:  One or more waivers of any covenant, term or condition of this Lease by either party shall not be construed as a waiver of a subsequent breach of the same or any other covenant, term or condition; nor shall any delay or omission by either party to seek a remedy for any breach of this Lease or to exercise a right accruing to such party by reason of such breach be deemed a waiver by such party of its remedies or rights with respect to such breach.  The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any similar act.

15.3         Estoppels:  Tenant and Landlord will, at any time and from time to time, upon no less than fifteen (15) days prior request by the other party or by a Mortgagee, execute, acknowledge and deliver to the other party a certificate, certifying that (i) this Lease is unmodified and in full effect (or setting forth any modifications and that this Lease is in full effect as modified); (ii) the rent payable and the dates to which the rent and other sums payable hereunder have been paid; (iii) to the knowledge of the signer, any default of which the signer may have knowledge; (iv) the commencement and expiration dates of the Lease; (v) the amount of any security or other deposits; and (vi) to the signer's knowledge, such other matters as may reasonably be requested by the requesting party.

15.4         Binding Effect:  All covenants, agreements, provisions and conditions of this Lease shall be binding upon and inure to the benefit of the successors and permitted assigns of Landlord and Tenant, and shall be deemed to run with the land and the same shall be binding upon and inure to the benefit of the other party and its successors and permitted assigns.

15.5         Amendments:  This Lease may be modified or amended by written agreement of the parties.  No modification or amendment of this Lease shall be effective unless evidenced by an agreement in writing signed by Landlord and Tenant.

15.6         Agreements Severable: If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to the person or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

15.7         Notices: All notices, consents, requests, demands and other communications hereunder shall be in writing, and shall be deemed to have been duly given or made: (i) when delivered in person; (ii) three days after deposited in the United States mail, first class postage prepaid; (iii) in the case of telegraph or overnight courier services, one business day after delivery to the telegraph company or overnight courier service with payment provided for; (iv) in the case of telex or telecopy or fax, when sent, verification received.

All notices to Tenant shall be directed to:

Tripos (DE), Inc.

c/o Amish Mehta

456 Montgomery Street, 19th Floor

San Francisco, California 94104

Facsimile No.: (415) 293-5100

All notices to Landlord shall be directed to:

Tripos Realty, LLC

c/o John D. Yingling, Vice President, Chief Financial Officer

1699 South Hanley Road

Brentwood, Missouri 63144

Facsimile No.:  (314) 647-8108

or to such other persons or addresses as either party shall hereafter designate by notice given from time to time in accordance with this Section.

15.8         Authority:  Landlord warrants and represents it is the fee owner of the Building.  Landlord and Tenant represent and warrant to the other that it has full authority to enter into this Lease and agree to provide to the other such consents, resolutions or certificates as may be reasonably required to evidence such authority.

SECTION 16.  DEFINITIONS.

16.1         Parking Area:  "Parking Area" means all areas of the Building which are set apart or used for the parking of motor vehicles.

16.2         Mortgage:  Any first lien priority mortgage, security agreement, assignment of lease or other security instrument relating to the Premises, the Building, or any part thereof and this Lease, securing the borrowing by Landlord or Tenant from an insurance company, bank or trust company, savings and loan association, or any other institution which regularly makes loans on real estate (herein called a "Lending Institution").

16.3         Mortgagee:  A Lending Institution secured by a Mortgage.

16.4         Person:  "Person" or "Persons" means individuals, partnerships, associations, corporations, limited liability companies, limited liability partnerships, limited partnerships, trusts and any other form of business organization, or one or more of them, as the context may require.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Lease to be effective as of the day and year first above written.

LANDLORD:                                                                       TENANT:

TRIPOS REALTY, LLC                                                        TRIPOS (DE), INC.

By:                                                                                         By:

Name:                                                                                      Name:

Title:                                                                                        Title:

[SIGNATURE PAGE TO THE LEASE]